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                                                                   Exhibit 23.03


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-77060 and 33-93048) of ATMI, Inc. of our reports dated May 17, 1997, except for the last paragraph of Note 3 which is as of July 29, 1997 and the last paragraph of Note 6 which is as of December 18, 1997 pertaining to the combined financial statements of Lawrence Semiconductor Laboratories, Inc. and Affiliate appearing in ATMI, Inc.'s Current Report on Form 8-K/A.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Phoenix, Arizona
December 18, 1997